Exhibit 10.2
NOTE: The stock option grant below is being issued to you in relation to <<Comments>>
APRIMO INCORPORATED
INCENTIVE STOCK OPTION AGREEMENT

<<Employee Name>>:	Date: <<Grant Date>> (“Grant Date”)
Grant of Option, You are hereby granted the option to purchase shares of the no par value common shares (the “Common Shares”) of Aprimo, Incorporated, a Delaware corporation (the “Company”), pursuant to the Aprimo Incorporated Employee Stock Option Plan dated November 1, 1998 as it may be amended from time to time (the “Plan”) and this Incentive Stock Option Agreement (the “Agreement”) on the following terms and conditions:
Terms of Option Grant. Effective upon the Grant Date, the Company hereby grants you the right and option to purchase all or any part of an aggregate of number of Common Shares of the Company as set forth below (the “Option”):
<<Option_Words>> (<<# Options>>) Common Shares at an Option Price of <<Option_Price_Words>> ($<<Option Price>> per share.
Subject to the “Termination of Service” for “Cause” provisions of the Plan, these Options are subject to the following vesting schedule:

Vesting Summary	Portion of Options Vested
<<1st_vest>> <<monthly_vest>>	<<1st_yr_vest>> <<per_month>> per month
For this purpose, “Years of Service” means continuous employment with the Company starting on the Grant Date and each annual or monthly anniversary thereafter as the case may be, as determined by the Compensation Committee in its sole discretion with such determination final and binding on all parties. The Option granted hereunder shall expire on <<Expiration Date>>.
Stock Option Plan. The terms of the options granted hereunder shall be pursuant to the Aprimo Incorporated Employee Stock Option Plan dated November 1, 1998 as it may be amended from time to time (the “Plan”) and this Incentive Stock Option Agreement (the “Agreement”) on the terms and conditions outlined herein. The Agreement shall consist of this cover page and Exhibit A attached hereto.

APRIMO, INCORPORATED
By:
Michael W. Nelson, CFO

ACCEPTANCE OF INCENTIVE STOCK OPTION AGREEMENT
I hereby accept the terms and provisions of the Agreement. I acknowledge receipt of a copy of the Aprimo Incorporated Employee Stock Option Plan (“Plan”), represent that I am familiar with the terms thereof, and accept the option granted under the Agreement subject to all of the terms and provisions of the Plan. I agree to accept as binding, conclusive, and final all decisions or interpretations of the Compensation Committee of the Company upon any questions arising under the Plan.

<<Employee Name>>

Signature